Exhibit 23(p)(1)
                                 CODE OF ETHICS

                                       OF

                     CATERPILLAR INVESTMENT MANAGEMENT LTD.
                           CATERPILLAR SECURITIES INC.
                       THE PREFERRED GROUP OF MUTUAL FUNDS


         This Code of Ethics ("Code"), has been adopted by the Fund on July 20, 2000. This Code shall apply to all Access Persons of the Fund, except as noted in Section 3 below.

1.       STATEMENT OF GENERAL PRINCIPLES.

         This Code is intended as a statement of general fiduciary principles that govern the personal investment activities of all Access Persons. In addition to the specific standards and guidelines set forth below, Access Persons must govern themselves in accordance with the following general principles:

         (a) The Code is based on the principle that the officers, trustees, directors and employees of the companies subject to this Code owe a fiduciary duty to, among others, the shareholders of the Fund, to conduct their personal securities transactions in a manner which does not interfere with Fund portfolio transactions or otherwise take unfair advantage of their relationship to the Fund. Persons covered by this Code must adhere to this general principle as well as comply with the Code's specific provisions.

         (b) Access Persons should not take inappropriate advantage of their position. Troublesome questions can arise whenever Access Persons receive unusual investment opportunities, perquisites, or gifts of more than de minimis value from persons doing or seeking business with the Fund. As a general principle, it is imperative that those who work for or on behalf of the Fund avoid any such situation that might compromise, or call into question, their exercise of fully independent judgment.

         (c) This Code does not attempt to identify all possible conflicts of interests and literal compliance with each of the specific procedures will not shield Access Persons from liability for personal trading or other conduct which violates their fiduciary duties to the Fund. In addition to the specific prohibitions contained in this Code, Access Persons are also subject to a general requirement not to engage in any act or practice that would defraud the Fund. This general prohibition includes, in connection with the purchase or sale of a Security Held or to be Acquired (as this phrase is defined below in 2(m)) by the Fund:

                   (i)     Making any untrue statement of a material fact;

                  (ii) Creating materially misleading impressions by omitting to state or failing to provide any information necessary to make any statements made, in light of the circumstances in which they are made, not misleading;

                  (iii) Making investment decisions, changes in research ratings and trading decisions other than exclusively for the benefit of and in the best interest of the Fund;

                  (iv) Using information about investment or trading decisions or changes in research ratings (whether considered, proposed or made) to benefit or avoid economic injury to anyone other than the Fund;

                  (v) Taking, delaying or omitting to take any action with respect to any research recommendation, report or rating or any investment or trading decision for the Fund in order to avoid economic injury to anyone other than the Fund;

                  (vi) Purchasing or selling a Security on the basis of knowledge of a possible trade by or for the Fund;

                  (vii) Revealing to any other person (except in the normal course of an Access Person's duties on behalf of the
                           Fund) any information regarding Securities transactions by the Fund or the consideration by the Fund of any such Securities transactions; or

                  (viii) Engaging in any manipulative practice with respect to the Fund.

2.       DEFINITIONS.

         (a) "Access Person" means any director, trustee, officer, general partner or Advisory Person of the Fund. "Access Person" also includes any director, officer, or employee of an Adviser or Distributor whose function causes such person to be an "Access Person" of the Fund as so defined by Rule 17j-1. "Access Person" shall also include all "Investment Personnel" (as defined herein).

         (b) "Adviser" means Caterpillar Investment Management Ltd. and/or any Subadviser, as appropriate.

         (c) "Advisory Person" means any employee of the Fund or Adviser, or of any company in a Control relationship to the Fund or Adviser, who, in connection with his regular functions or duties, makes, participates in, or obtains information, regarding the purchase or sale of a Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

         (d) "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16a-1(a)(2) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

         (e)      "Control" shall have the same meaning as that set forth in section 2(a)(9) of the Investment Company Act of 1940 ("Investment Company Act").

         (f) "Disinterested Trustee" means a trustee of the Fund who is not an "interested person" of the Fund within the meaning of
                  Section 2(a)(19) of the Investment Company Act.

         (g)      "Distributor" means Caterpillar Securities Inc.

         (h) "Fund" means The Preferred Group of Mutual Funds: Value Fund, Growth Fund, International Fund, Asset Allocation Fund, Small Cap Fund, Short-Term Government Securities Fund, Money Market Fund and Fixed Income Fund.

         (i) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 [15 U.S.C 77a], the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 of 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. 78m or 78o(d)].

         (j) "Investment Personnel" means: (i) Any employee of the Fund or Adviser (or of any company in a Control relationship to the Fund or Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; (ii) any natural person who controls the Fund or Adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

         (k) "Purchase or sale of a security" includes, inter alia, the writing of an option to purchase or sell a security, including any security that is convertible into or exchangeable for any security that is held or to be acquired by a fund.

         (l) "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act, except that it shall not include shares of registered open-end investment companies, securities issued by the Government of the United States, short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act, repurchase agreements and other high quality short term debt instruments (any instrument with a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized rating organization), bankers' acceptances, bank certificates of deposit, commercial paper, and such other money market instruments as designated by the board of trustees of the Fund.

         (m) "Security Held or to be Acquired" by the Fund means: (i) any Security which, within the most recent 15 days: (A) is or has been held by the Fund; or (B) is being or has been considered by the Fund or the Adviser for purchase by the Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Security described in Section 2(m)(i) of this Code.

         (n) "Subadviser" means Oppenheimer Capital, Jennison Associates LLC, Mercator Asset Management L.P., PanAgora Asset Management, Inc., Mellon Capital Management Corporation, J.P. Morgan Investment Management Inc. and Turner Investment Partners, Inc.

         (o) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

3. APPLICATION. The Subadvisers and their affiliates have their own Codes of Ethics pursuant to Rule 17j-l under the Investment Company Act. Any person, who is subject to a Subadviser's Code of Ethics that has been approved by the Fund's trustees pursuant to Rule 17j-1 and who complies with such Code, shall not be subject to the provisions of this Code.

4. EXEMPTED TRANSACTIONS. The prohibitions of Section 5 of this Code shall not apply to:

         (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

         (b) Purchases or sales of securities which are not eligible for purchase or sale by the Fund.

         (c) Purchases or sales which are non-volitional on the part of the Access Person or the Fund.

         (d) Purchases which are part of an automatic dividend reinvestment plan.

         (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

5.       PROHIBITED PURCHASES OF SALES/BLACKOUT PERIOD.

         (a) Access Persons. An Access Person shall not purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which he or she knows or should have known at the time of such purchase or sale:

                  (1)      is being considered for purchase or sale by the Fund;
                  (2)      is being purchased or sold by the Fund;

         (b) Investment Personnel. (1) Investment Personnel, in addition to the prohibition of 5(a) above, shall not purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which he or she knows or should have known at the time of such purchase or sale will be purchased or sold by the Fund within a period of seven (7) calendar days before and seven (7) calendar days after the purchase or sale of the Security by the Fund (the "Blackout Period"), and any profits realized on these trades shall inure to and be recoverable by the Fund. (2) Investment Personnel shall not purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial
                  Ownership:

                  (A) that is issued pursuant to an "initial public offering"; or

                  (B) that is issued pursuant to a "limited offering" that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933, unless the purchase or sale is pre-approved as provided in Section 6.

6. PRE-CLEARANCE OF PARTICIPATION IN LIMITED OFFERINGS. Investment Personnel shall obtain approval from the Compliance Officer of the Fund (as that person is designated from time to time by the Fund) prior to the acquisition of securities issued pursuant to a "limited offering" ("Limited Offering Security"). The Compliance Officer shall promptly notify the person of approval or denial for the transaction. Notification of approval or denial for the transaction may be given verbally; however, it shall be confirmed in writing within 72 hours of verbal notification. In reviewing the request, the Compliance Officer shall consult with the President of the Fund, and shall take into account, among other factors, whether the investment opportunity should be reserved for the Fund, and whether the opportunity is being offered to such person as a result of his or her position with the Fund or Adviser. Investment Personnel who are Beneficial Owners of any Limited Offering Security shall be required to disclose such ownership to the Compliance Officer prior to making any recommendation regarding the purchase or sale of the Limited Offering Security by the Fund or participating in the determination of which recommendations shall be made to the Fund. Under such circumstances, the Investment Personnel's decision to purchase the Limited Offering Securities shall be subject to an independent review by Investment Personnel with no personal interest in the Limited Offering Securities.

7.       REPORTING.

         (a) Every Access Person shall report to the Compliance Officer the information described in Sections 8(c) and 8(d) of this Code with respect to transactions in any Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

         (b) A Disinterested Trustee of the Fund need only make a quarterly report in a Security or account if such trustee or director, at the time of that transaction, knew, or in the ordinary course of fulfilling his official duties as a trustee of the Fund should have known, that during the 15-day period immediately preceding the date of the transaction by the Trustee, such Security was purchased or sold by the Fund or Adviser or was being considered by the Fund or Adviser for purchase or sale by the Fund or Adviser.

         (c) Within ten (10) days of becoming an Access Person (except persons who would be included in this subsection solely because of their capacity as a Disinterested Trustee of the
                  Fund), such person shall disclose to the Compliance Officer all Security holdings Beneficially Owned by the Access Person. Annually, by January 30 of each year, all Access Persons (except persons who would be included in this subsection solely because of their capacity as a Disinterested Trustee of the Fund), shall disclose to the Compliance Officer all Security holdings Beneficially owned by them (which information must be current as of a date no more than thirty
                  (30) days before the report is submitted). The first annual holdings report submitted will be for the year ending December 31, 2000 and must be provided to the Compliance Officer by January 30, 2001. Such annual or initial report shall contain the date of the report, name, number of shares and principal amount of all securities owned by the Access Person and all securities accounts the Access Person maintains with a broker, dealer or bank (or any account in which the Access Person may have a beneficial interest).

         (d) A quarterly report of all securities transactions made during the quarter shall be made by all Access Persons (except Disinterested Trustees as set forth in Section 8(b) above) not later than ten (10) days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                           (1) the date of the transaction, the title and the number of shares, and the principal amount of each Security involved;

                           (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                           (3)      the price at which the transaction was
                                    effected;

                           (4) the name of the broker, dealer or bank with or through whom the transaction was effected; and

                           (5)      the date of the report.

         (e) A quarterly report of all accounts established during the quarter shall be made by all Access Persons (except Disinterested Trustees as set forth in Section 8(b) above) not later than ten (10) days after the end of the calendar quarter in which the account to which the report relates was established, and shall contain the following information:

                           (1) the name of the broker, dealer or bank with whom the account was established;

                           (2)      the date the account was established; and

                           (3)      the date of the report.

         (f) Any such report pursuant to this Section 7 may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect Beneficial Ownership in the Security to which the report relates.

         (g)      All reports and all related information described in this
                  Section 7 of the Code shall be reviewed by the Compliance Officer.

8.       RECORDS.

         (a) The Fund shall maintain records in the manner and to the extent set forth below that shall be available for appropriate examination by representatives of the Securities and Exchange Commission.

                  (1) A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.

                  (2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

                  (3) A copy of each report made pursuant to this Code by any Access Person shall be preserved by the Fund for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

                  (4) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

                  (5) A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities under Sections 5(b) and 6 of this Code, for at least five years after the end of the fiscal year in which the approval is granted.

         (b) Confidentiality. All reports of securities transactions and any other information filed with the Fund pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.

9.       PROHIBITED ACTIVITIES OF INVESTMENT PERSONNEL.

         (a) Gifts. Investment Personnel are prohibited from receiving, either directly or indirectly, anything of value in excess of a de minimis amount from any person where such payment or gratuity is in relation to the business of the employer of the offeror of the payment or gratuity.

         (b) Service as a Director. Investment Personnel are prohibited from serving on the boards of directors of publicly traded companies, absent a prior authorization from the Compliance Officer based upon a determination that the board service would not be inconsistent with the interests of the Fund.

10. SANCTIONS. Upon discovering a violation of this Code, the board of trustees of the Fund may impose such sanctions as it deems appropriate, including inter alia, a letter of censure or suspension or termination of the employment of the violator. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the board of trustees of the Fund.

11. CERTIFICATION OF COMPLIANCE WITH CODE. All Access Persons shall certify annually that they:

         (a)      have read and understood the Code and are subject thereto,

         (b)      have complied with the requirements of the Code, and

         (c) disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

12. REPORT AND CERTIFICATION OF ADEQUACY TO THE BOARD OF TRUSTEES. On an annual basis, the Compliance Officer shall prepare a written report to the management and the board of trustees of the Fund setting forth the following:

         (a) a statement that the Code of Ethics procedures have been designed to prevent Access Persons from violating the Code;

         (b) a summary of existing procedures concerning personal investing and any changes in procedures made during the past year;

         (c) any violations that required significant remedial action during the past year; and

         (d) any recommended changes in existing restrictions or procedures based upon the Fund's experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

13. BOARD APPROVAL. Following the report and certification by the Compliance Officer, the board of trustees of the Fund (including a majority of independent trustees) must approve this Code of Ethics on an annual basis. Any material change to this Code must be approved within six months.